Exhibit 4.1

Exhibit 4.1

Incorporated under the Canada Business Corporations Act Constitutée en vertu de la Loi canadienne sur les sociétés par actions

ISIN: CA0158571053 CUSIP: 015857105

ALGONQUIN POWER

NUMBER/NUMÉRO 2359421

SHARES/ACTIONS

*12345678901*************

**12345678901************

***12345678901***********

****12345678901**********

*****12345678901*********

This certifies that Les pŕesentes attestent que

* PROOF * 2359421 * CA0158571053 * 12345678901 ACTIONS ORDINAIRES ENTIÉREMENT LIBÉRÉES DE FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF * ALGONQUIN POWER & UTILITIES CORP. * PROOF * 2359421 * CA0158571053 * 12345678901 ACTIONS ORDINAIRES ENTIÈREMENT LIBÉRÉES DE FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF * ALGONQUIN POWER & UTILITIES CORP. * PROOF * 2359421 * CA0158571053 * 12345678901 ACTIONS DE FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF * ALGONQUIN POWER & UTILITIES CORP. * PROOF * 2359421 571053 * 12345678901 ACTIONS ORDINAIRES ENTIÈREMENT LIBÉRÉES DE FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF * ALGONQUIN POWER & UTILITIES CORP. * PROOF * 2359421 * CA0158571053 * 12345678901 ACTIONS ORDINAIRES ENTIÈREMENT LIBÉRÉES DE FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF * ALGONQUIN POWER & UTILITIES CORP. * PROOF * 2359421 * CA0158571053 * 12345678901 ACTIONS ORDINAIRES ENTIÈREMENT LIBÉRÉES DE FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF * ALGONQUIN POWER & UTILITIES CORP. * PROOF * 2359421 *CA0158571053 * 12345678910 ACTIONS ORDINAIRES ENTIÉREMENT LIBÉRÉES

is the registered holder of

est le détenteur immatriculé de

* PROOF * 2359421 * CA0158571053 * 12345678901 ACTIONS ORDINAIRES ENTIÈREMENT LIBÉRÉES DE FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF * ALGONQUIN POWER & UTILITIES CORP. * 12345678901 ACTIONS ORDINAIRES ENTIÈREMENT LIBÉRÉES DE FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF * ALGONQUIN POWER & UTILITIES CORP. * PROOF * 2359421 * CA0158571

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT NOMINAL OR PAR VALUE OF

ACTIONS ORDINAIRES SANS VALEUR NOMINALE, ENTIÈREMENT LIBÉRÉES ET NON SUSCEPTIBLES D’APPELS SUBSÉQUENTS, DE

ALGONQUIN POWER & UTILITIES CORP.

transferable only on the books of the Corporation upon surrender of this certificate properly endorsed by the holder hereof in person or by attorney. This certificate shall not become valid until countersigned by the transfer agent and registered by the registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by the facsimile signature of its duly authorized officers.

transférables seulement aux livres de la Société sur remise de ce certificat dûment endossé par le détenteur personnellement ou par son procureur. Ce certificat ne deviendra valide qu’après avoir été contresigné par l’agent des transferts et enregistré par l’agent chargé de la tenue des registres de la Société.

EN FOI DE QUOI la Société a fait signer ce certificat par le facsimilé de la signature de ses dirigeants dûment autorisés.

Chairman, Board of Directors

Président du conseil d’administration

Date / Le: OCT 23, 2009

Countersigned and registered Contresigné et enregistré

CIBC Mellon Trust Company Compagnie Trust CIBC Mellon

Transfer agent and registrar Agent des transferts et agent chargé de la tenue des registres

By / Par:

Authorized signature / Signature autorisée

0347001 0 G DUMMY PROOF - 00054350

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO 999999999 G3596283

Printed by DATA BUSINESS FORMS

For value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto Pour valeur reçue, le soussigné vend, cède et transporte à

(Print name(s) of person(s) to whom the securities are being transferred and the address for the register /

Écrivez le nom de la ou des personnes à qui les titres sont transférés et l’adresse pour le registre)

shares/ actions

(number of shares if blank, deemed to be all / nombre d’actions - s’il n’y a rien d’écrit, la totalité est présumée) of the Corporation represented by this certificate, and hereby irrevocably constitutes and appoints the attorney of the undersigned to transfer the said securities with full power of substitution in this matter:

de la Société représentées par le présent certificat et constitue et nomme irrévocablement par les présentes procureur du

ou des soussignés pour transférer lesdits titres avec plein pouvoir de substitution à cet égard:

Dated /

Fait le

Signature Guarantee(s)* / Garantie des signatures*

(the transfer cannot be processed without acceptable guarantees of all signatures / le transfert ne peut être effectué sans une garantie acceptable de chaque signature)

Transferor(s) Signature(s)* / Signature du ou des cédants*

* For transfers signed by the registered holder(s), their signature(s) must correspond with the name(s) on the certificate in every particular, without any changes.

In addition, every signature must be Signature Guaranteed by a Canadian Schedule 1 chartered bank, a major trust company in Canada, or a member of one of the recognized medallion programs - Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or New York Stock

Exchange, Inc. Medallion Signature Program (MSP).

* Pour les transferts signés par le ou les détenteurs inscrits, chaque signature doit correspondre exactement avec le ou les noms sur le ou les certificats, sans aucun changement.

Aussi, chaque signature doit être garantie par une banque à charte de l’Annexe 1, une importante société de fiducie au Canada, ou un membre de l’un des programmes de garantie Medallion - Securities Transfer Agents Medallion Program

(STAMP), Stock Exchanges Medallion Program (SEMP) ou New York Stock

Exchange, Inc. Medallion Signature Program (MSP).

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER. À LA LUMIÉRE.